Exhibit 99.1

Digital Ally Receives Positive Listing Determination from Nasdaq

Overland Park, KS, May 7, 2025 (GLOBE NEWSWIRE) -- Digital Ally, Inc. (Nasdaq: DGLY) (the “Company”) today reported that by decision dated May 1, 2025, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq Stock Market LLC (“Nasdaq”). The Company’s continued listing on Nasdaq is subject to, among other conditions, the Company’s compliance with certain criteria for continued listing on The Nasdaq Capital Market, namely the $2.5 million stockholders’ equity requirement by May 20, 2025, and the $1.00 bid price requirement by June 6, 2025, and the Company’s continued compliance with all other applicable listing criteria through September 2, 2025.

The Company continues to diligently work to evidence compliance with all applicable criteria for continued listing on Nasdaq and timely satisfy the terms of the Panel’s decision. There can be no assurance, however, that the Company will be able to do so.

About Digital Ally

Digital Ally Companies (NASDAQ: DGLY) through its subsidiaries, are engaged in video solution technology, human & animal health protection products, healthcare revenue cycle management, ticket brokering and marketing, event production and jet chartering. Digital Ally continues to add organizations that demonstrate the common traits of positive earnings, growth potential, innovation and organizational synergies.

For additional news and information please visit www.digitalally.com

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including, without limitation, the risks described in the Company’s 2024 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

Contact Information

Stanton Ross, CEO

Tom Heckman, CFO

Digital Ally, Inc.

913-814-7774

info@digitalallyinc.com